Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Irina Nashtatik	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Announces Change in Operating Structure and

Servicing Agreement with Westlake Portfolio Management

November 03, 2022 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced today a restructuring plan designed substantially to reduce operating expenses and free up capital. Under this plan, Nicholas will shift from a decentralized to a regionalized business model. While Nicholas intends to continue purchase and origination activities, its servicing, collections and recovery operations will be outsourced to Westlake Portfolio Management.

CEO Mike Rost commented that “Nicholas will remain a consumer finance company for automobiles and light trucks. We are taking this step to reduce our operational footprint after careful consideration of our options and believe that this plan will reduce overhead, streamline operations, and reduce compliance risk, while maintaining Nicholas’s underwriting standards. We expect significant annual operating cost savings to substantially exceed the upfront costs associated with the restructuring. We also anticipate that this will allow the company to pay down the line of credit with Wells Fargo and free up equity capital.” Chairman Jeffrey Royal added: “Westlake is an excellent fit for the direction the company is taking. They will fully service the portfolio and reduce operating expenses, allowing us to focus on the front-end operational changes and make some of our equity capital available for investment. The Company will be looking to allocate excess cash into our newly restructured finance business as well as review new business opportunities with the sole goal being to generate sufficient returns on shareholder equity. Please see our letter to shareholders issued on May 25, 2022 for more information on how the board thinks about capital allocation.”

About Nicholas Financial, Inc.

Nicholas Financial, Inc. (NASDAQ:NICK) is a specialized consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. States. The Company engages primarily in acquiring and servicing automobile finance installment contracts (“Contracts”) for purchases of used and new automobiles and light trucks. Additionally, Nicholas Financial originates direct consumer loans (“Direct Loans”) and sells consumer-finance related products. For an index of Nicholas Financial, Inc’s new releases or to obtain a specific release, please visit our website at www.nicholasfinancial.com.

About Westlake Portfolio Management, LLC

Westlake Portfolio Management, LLC is a wholly owned subsidiary of Westlake Services, LLC. Westlake Portfolio Management provides industry leading collection services for automobile receivables that help clients reduce costs and improve receivable performance. Clients benefit from Westlake Portfolio Management’s technology platform that results in effective and compliant collection efforts, above and beyond what most automobile dealers, finance companies, and lenders can do on their own, making Westlake Portfolio Management an ideal choice for portfolio servicing.

Forward-Looking Information

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on management’s current beliefs and assumptions, as well as information currently available to management. When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend,” “forecast” and similar expressions are intended to identify forward-looking statements. Such statements, including statements about the expected benefits, costs and timing of the Company’s restructuring and change in operating strategy, including its servicing arrangement with Westlake and its exit and disposal activities are subject to certain risks, uncertainties and assumptions, including but not limited to the risk that the anticipated benefits of the restructuring and change in operating strategy, including the servicing arrangement with Westlake, do not materialize to the extent expected or at all, and that the actual costs of the exit and disposal activities exceed the Company’s estimates or that such activities are not completed on a timely basis, and including the risk factors discussed under “Item 1A – Risk Factors” in our Annual Report on Form 10-K (some of which, to the extent relating to loan servicing, administration and/or collection, apply similarly to Westlake), and our other filings made with the U.S. Securities and Exchange Commission (“SEC”). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. All forward-looking statements included in this report are based on information available to the Company as of the date of filing, and the Company assumes no obligation to update any such forward-looking statement except as required by law.

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